UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2017 (November 2, 2017)

GLOBAL PARTNER ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Rockefeller Plaza, 11th Floor New York, New York	10020
(Address of principal executive offices)	(Zip Code)

(646) 756-2877
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On November 2, 2017, Global Partner Acquisition Corp., a Delaware corporation (the “Company” or “GPAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of the Parent after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”). Pursuant to the Merger Agreement, the Company will acquire Purple’s business through a merger of Merger Sub with and into Purple, with Purple being the survivor in the merger (the “Business Combination,” and together with the other transactions contemplated by the Merger Agreement and agreements attached thereto as an exhibit, the “Transactions”). The Merger Agreement and the Transactions have been unanimously approved by the board of directors of the Company (the “Board”).

The description of the Merger Agreement and certain related agreements (the “Related Agreements”) set forth below does not purport to describe all of the terms of these agreements. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.1 hereto. The Related Agreements will be filed with the Company’s preliminary proxy statement in connection with the meeting of the Company’s stockholders to be held to approve the Business Combination and related matters. You are urged to read the Merger Agreement and the Related Agreements in their entirety because they are the primary legal documents that will govern the Business Combination.

Merger Agreement

The Business Combination

In the Business Combination:

•	Merger Sub will merge with and into Purple, with Purple being the survivor in the merger.

•	In connection with the Business Combination, GPAC’s stockholders will be asked to approve an amendment to GPAC’s charter, which will create two new classes of common stock, as follows. A new class of Class A common stock (the “Class A Stock”) will be created with each share of Class A Stock being identical in all material respects to each share of our existing common stock. Each share of Class A Stock will entitle the holder thereof to share in dividends and liquidation proceeds in the same manner as the current common stock, and each such share shall have one vote per share. A new class of Class B common stock (the “Class B Stock”) will be created which will have no rights to participate in any dividends or liquidation proceeds of GPAC (nor will it have any other material economic rights), but each share of Class B Stock shall have one vote per share. As a result of the Business Combination, each holder of GPAC’s existing common stock will receive one share of Class A Stock for each share of the existing common stock. After the Business Combination, the Class A Stock and Class B Stock will constitute all of the classes of Common Stock of the Company and will possess all voting power for the election of directors of the Company and all other matters requiring stockholder action. The Class A Stock and Class B Stock will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company, which shares of Class A Stock and Class B Stock each are entitled to one vote per share. The principal difference between the Class A Stock and Class B Stock is that the Class B Stock will not be entitled to receive dividends, if declared by the Board, or to receive any portion of any assets in respect of such shares upon the liquidation, dissolution, distribution of assets or winding-up of the post-combination company. In addition, the Class B Stock may only be issued to and held by InnoHold and its permitted transferees.

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•	InnoHold will receive, as consideration for its common units in Purple, cash (the “Cash Consideration”), newly issued shares of Class B Stock and newly issued Class B membership units of Purple, as described below (“Class B Units,” and together with the Class B Stock, the “Equity Consideration”). The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from Purple’s agreed upon enterprise value of $900 million the amount of Purple’s indebtedness and transaction expenses and adds the amount of cash held by Purple. The portion of the Merger Consideration attributable to the Cash Consideration will be determined by deducting from the sum of (i) the cash resources held by the Company at the closing of the Business Combination (the “Closing”) (after provision for the payment of the Company’s expenses and other liabilities and the amounts necessary to satisfy any public stockholder redemptions in connection with the Closing) (“Net Parent Cash”) and (ii) Purple’s remaining cash after paying its transaction expenses, an amount equal to $40 million, plus an amount equal to the excess, if any, of the Net Parent Cash over $100 million, up to an aggregate of an additional $10 million, with any amounts in excess of such $10 million to be allocated based on a split to be agreed upon by Purple and the Company between Cash Consideration and cash to be left on Purple’s balance sheet. The Equity Consideration will be equal in value to the remainder of the total consideration after calculating the Cash Consideration, with one share of Class B Stock and one Class B Unit valued together at the price per share of the Company’s existing common stock to be paid by the Company in the redemption of its public stockholders in connection with the Closing (the “Redemption Price”). The Merger Consideration will be paid at the Closing based on an estimate of the indebtedness, cash and Purple’s transaction expenses, with a post-closing true-up payable in cash (unless the Company does not have sufficient cash reserves, in which case it can pay in additional Class B Stock and Class B Units, together valued at the Redemption Price) to the extent that the actual numbers vary from the estimates.

•	Following the lock-up period provided for in the Lock-Up Agreement (as defined below), InnoHold will be entitled to exchange one share of Class B Stock and one Class B Unit together for one share of Class A Stock. Following the Closing, the Company will own all of the Class A membership units of Purple (the “Class A Units”). The Class B Stock will have one vote per share, voting together with the Company’s currently issued and outstanding shares of common stock (which will be renamed as the Class A Stock), but will have no economic rights. The Class A Units will be entirely owned by the Company and will have the sole voting rights in Purple while the Class B Units will have no voting rights in Purple (except as required by law or certain other limited matters). The Class A Units and the Class B Units will have equal economic rights per Unit. Following the Closing, InnoHold will hold a majority of the voting power of the Company and a majority of the economic interests in Purple.

•	Pursuant to a Tax Receivable Agreement to be entered into at the Closing, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of the Class B Units and the Class B Stock received in connection with the Business Combination for shares of Class A Stock and (B) certain other related transactions with InnoHold, based on the timing of when those tax savings are realized as follows: tax savings attributable to the Purple equity held by the Company will be paid 80% to InnoHold and retained 20% by the Company.

•	Third party transaction expenses for the Business Combination will be paid at closing.

•	To secure the payment of a certain portion of specified post-closing indemnification rights of the Company under the Merger Agreement, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration will be deposited in an escrow account for up to three years upon the Closing pursuant to the Contingency Escrow Agreement.

•	Pursuant to the Sponsor Share Agreement (as defined below) and the Agreement to Assign Warrants (as defined below), Global Partner Sponsor I LLC (the “Sponsor”) will: (a) forfeit 1,293,750 of its founder shares (or 33.3% of its 3,881,250 founder shares), (b) subject another 1,293,750 shares of Company common stock owned by it to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination and (c) transfer to InnoHold its 12,815,000 warrants, entitling the holder to purchase 6,407,500 shares of the Company’s common stock.

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The Company intends to pay any redemption of the Company’s common stock, the Cash Consideration and the Business Combination transaction expenses primarily with the approximately $121.7 million from its trust account (the “Trust Account”) and from additional cash resources of the Company.

Closing and Effective Time

The Closing is expected to take place two business days after the satisfaction or waiver of the conditions described below, unless otherwise agreed by the Company and Purple. The Business Combination will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the parties may agree (such time as the merger becomes effective, the “Effective Time”). Following the Business Combination, the Company will change its name to Purple Innovation, Inc.

Conditions to Closing

Conditions to Each Party’s Obligations

The respective obligations of the Company, Merger Sub and Purple to consummate the Transactions contemplated by the Merger Agreement, including the Business Combination, are subject to the satisfaction, at or prior to the Effective Time, of certain conditions, including among others the following:

•	No temporary restraining order, injunction or other legal restraint issued by any court shall be in effect preventing the consummation of the Business Combination nor shall any proceeding by any administrative agency or other governmental authority seeking any of the foregoing be threatened or pending.
•	The Company’s stockholders shall have approved the Merger Agreement and the Business Combination and other Transactions, an amended and restated certificate of incorporation of the Company, reflecting changes to the Company’s capital structure, an adoption of a new equity incentive plan for the Company, and certain other matters required to be approved by the stockholders pursuant to the Merger Agreement.
•	All required antitrust approvals shall have been obtained.
•	The Company shall have net tangible assets of at least $5,000,001.
•	No governmental authority shall have enacted, issued, promulgated, enforced or entered any law or order which has the effect of making the Transactions illegal or which otherwise prevents or prohibits the consummation of the Transactions.
•	The Net Parent Cash (total cash and cash equivalents of the Company after giving effect to redemptions and the payment of the Company’s expenses) shall be no less than $100,000,000.

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Conditions to the Company and Merger Sub’s Obligations

The obligations of the Company and Merger Sub to consummate the Transactions are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company and Merger Sub:

•	The representations and warranties of Purple and InnoHold in the Merger Agreement shall be true and correct on and as of the date of the Merger Agreement and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date), except where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate a Purple Material Adverse Effect (as defined below) or an InnoHold Material Adverse Effect (as defined below).
•	Purple and InnoHold shall have performed and complied in all material respects with all their covenants and obligations under the Merger Agreement.
•	Approvals from any governmental authority, instrumentality, agency, or commission (if any) reasonably deemed appropriate or necessary by the Company shall have been obtained.
•	The unanimous approvals of the Transactions by the board of directors of Purple and the manager of InnoHold, and the members of Purple and InnoHold shall not have been modified or revoked.
•	Purple shall have delivered to the Company all consents, waivers and approvals of parties to certain specified contracts, which must remain effective as of the Effective Time.
•	There shall not have occurred a Purple Material Adverse Effect or an InnoHold Material Adverse Effect since the date of the Merger Agreement that is continuing.
•	Purple and InnoHold shall have delivered to the Company certain other customary officer, secretary and good standing certificates.
•	The Company shall have received a statement signed by an officer of Purple certifying that Purple does not own any real estate and that Purple is not a United States Real Property Holding Corporation.
•	Certain specified key employees, including Sam Bernards, Tony Pearce and Terry Pearce, (a) shall still be employees of the Company and performing their customary duties for the Company immediately before the Effective Time, (b) each of their employment agreements and proprietary information, invention assignment and non-competition agreements shall be in full force and effect at the Effective Time, and (c) shall not have notified the Company or Purple of their intention of leaving the employ of the Company or Purple following the Effective Time.
•	Each of the parties to the Related Agreements other than the Company shall have executed and delivered the Related Agreements, such agreements shall be in full force and effect as of the Effective Time, and copies of each of the Related Agreements shall have been delivered to the Company.
•	The reorganization of Purple Team LLC (though which certain employees of Purple hold profits interest units relating to Purple) through a merger with and into InnoHold shall have been effected.
•	There shall be no proceeding pending or overtly threatened against the Company, the Merger Sub, Purple or InnoHold, that would reasonably be expected to prohibit, impair, or delay the Transactions.
•	Certain specified agreements between Purple and related parties shall have been terminated or amended.
•	Purple shall be prepared to file all financial statements of Purple required to be included in the Current Report on Form 8-K to be filed within four business days of the Closing, unless such requirement is waived by the Securities and Exchange Commission (the “SEC”).

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Conditions to Purple’s Obligations

The obligations of Purple and InnoHold to effect the Transactions are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Purple:

•	The representations and warranties of the Company and the Merger Sub in the Merger Agreement shall be true and correct on and as of the date of the Merger Agreement and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date) except where the failure to be so true and correct would not reasonably be expect to have, individually or in the aggregate a Company Material Adverse Effect (as defined below).
•	The Company and the Merger Sub shall have performed and complied in all material respects with all their covenants and obligations under the Merger Agreement.
•	There shall not have occurred any Company Material Adverse Effect since the date of the Merger Agreement that is continuing.
•	The Company and Merger Sub shall have delivered to Purple certain other customary officer and secretary certificates.
•	The Company shall have delivered to the Company counterparts of each of the Related Agreements to which the Company or the Sponsor is a party, duly executed by the Company and the Sponsor, as the case may be, which agreements shall be in full force and effect as of the Effective Time.
•	At the Closing, the Company and Purple shall be able to issue and shall have issued the Equity Consideration to the Escrow Agent (as defined below) and to InnoHold, and the Cash Consideration to InnoHold.

•	Between the date of the Merger Agreement and the Effective Date, the Company shall have been in material compliance with the reporting requirements applicable to the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Representations and Warranties

Under the Merger Agreement, Purple makes customary representations and warranties relating to: organization; authority; capitalization; execution and delivery; enforceability; no conflicts; consents; financial statements and controls; no changes; assets other than real property interests; real property; environmental matters; intellectual property; information technology; privacy and security; restrictions on business activities; intellectual property; information technology; privacy and security; contracts; permits; insurance; tax matters; proceedings; compliance with laws; employee benefit plans and compensation; employee and labor matters; transactions with related persons; intercompany accounts; top payors/vendors; solvency; accounts; safe deposit boxes; powers of attorney; officers and directors; brokers’ and finders’ fees; information furnished for the proxy statement; restrictions on business activities; product warranties and support services; condition of assets; and no other representations and warranties.

Under the Merger Agreement, InnoHold makes customary representations and warranties relating to: organization, standing and power; authority; binding agreement; consents; no conflict; compliance with laws; board approval; vote required; legal proceedings; title to interests; and brokers’ and finders’ fees.

Under the Merger Agreement, the Company and the Merger Sub make customary representations and warranties relating to: organization, standing and power; authority; binding agreement; consents; no conflicts; interim operations of the Merger Sub; capitalization; compliance with laws; equity consideration; SEC filings and the Company’s financial statements; proxy statement; board approval; vote required; legal proceedings; brokers’ and finders’ fees; trust account; Investment Company Act; interested party transactions; and emerging growth company status.

Under the Merger Agreement, certain representations and warranties of Purple are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a Purple “Material Adverse Effect” means any change, event, development, circumstance or effect that has had, or would reasonably likely be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise), operations or capitalization of Purple or (ii) the ability of Purple on a timely basis to consummate the transactions contemplated by the Merger Agreement or the Related Agreements to which it is a party or by which it or any of its properties or assets is bound, or to perform its obligations thereunder; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Purple Material Adverse Effect shall have occurred: (a) any changes in general economic conditions in the industries or markets in which Purple operates; (b) any change in financing, banking or securities markets generally; (c) any act of war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto; (d) any action expressly required or permitted by the Merger Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; or (e) any natural or man-made disaster or acts of God; provided, in each case, that such effects do not, individually or in the aggregate, have a materially disproportionate adverse impact on Purple, taken as a whole, relative to other persons in the industries or markets in which Purple operates; or the inability of Purple to compile or provide all financial statements of Purple for the fiscal years 2014 and 2015 required to be included in the Current Report on Form 8-K to be filed within four business days of the Closing or to obtain from the SEC a waiver of the requirement to include certain of such financial statements in such Current Report on Form 8-K.

Under the Merger Agreement, certain representations and warranties of InnoHold are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, an “InnoHold Material Adverse Effect” exists where the failure of InnoHold to be duly qualified or licensed to do business and be in good standing has had and would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, properties or condition (financial or otherwise) of InnoHold or (ii) the ability of InnoHold on a timely basis to consummate the transactions contemplated by the Merger Agreement or the Related Agreements to which InnoHold is a party or by which it or any of its properties or assets is bound, or to perform its obligations thereunder.

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Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Company Material Adverse Effect” shall mean any change, event, development, circumstance or effect that has, or would reasonably likely be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets (whether tangible or intangible), condition (financial or otherwise), operations or capitalization of the Company; or (ii) the ability of the Company or the Merger Sub on a timely basis to consummate the transactions contemplated by the Merger Agreement or the Related Agreements to which either of them is a party or bound or to perform their respective obligations hereunder or thereunder; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any changes in general economic conditions in the industries or markets in which the Company operates; (b) any change in financing, banking or securities markets generally; (c) any act of war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto; (d) any action expressly required or permitted by the Merger Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; or (e) any natural or man-made disaster or acts of God; provided , in each case, that such effects do not, in the aggregate, have a materially disproportionate adverse impact on the Company, relative to other persons in the industries or markets in which the Company operates.

Covenants of the Parties

Covenants of Purple

Purple has made certain covenants under the Merger Agreement, including, among others, the following during the period from the date of the Merger Agreement until the earlier of the Effective Time of the Business Combination or the termination of the Merger Agreement (the “Interim Period”):

•	Purple shall cause its business to be conducted in the ordinary course of business and its business maintained and, subject to certain exceptions, not to take certain customary prohibited actions without the consent of the Company.
•	Purple shall promptly advise the Company in writing of the occurrence of any matter or event that is material to its business, assets, condition (financial or otherwise) or results of operations.
•	Purple shall keep specified insurance policies through the date of Closing.
•	Purple shall provide the Company access to monthly financial statements or reports that are available to Purple’s executive officers or as reasonably requested by the Company.
•	Purple may not take any of the following actions with any party other than the Company and its designees: (i) solicit, encourage, or take any of certain other specified actions, or enter into any agreement, with respect to any offer or proposal that would constitute all or any material part of its business, properties or technologies or any amount of Purple’s equity, (ii) disclose or afford access to any information not customarily disclosed to any person concerning the business, technologies or properties of Purple, (iii) assist or cooperate with any person to make any proposal to purchase any part of Purple’s equity or assets, or (iv) enter into any agreement with any person providing for the acquisition of Purple’s equity or assets.
•	Purple is required to afford the Company reasonable access to all of its offices and other facilities and to all of its employees, properties, contracts, commitments, books and records, financial and operating data and other information as the Company or its representatives may reasonably request.

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Covenants of the Company

The Company has made certain covenants under the Merger Agreement, including, among others, the following during the period from the date of the Merger Agreement until the earlier of the Effective Time of the Business Combination or the termination of the Merger Agreement (the “Interim Period”):

•	The Company shall cause its business to be conducted in the ordinary course of business and its business maintained and, subject to certain exceptions, not to take certain customary prohibited actions without the consent of Purple.
•	The Company is required to afford Purple reasonable access to (a) all of the properties, books, contracts, commitments and records of the Company, (b) all other information concerning the business of the Company as Purple may reasonably request, and (c) all employees of the Company as identified by Purple.
•	The Company is required to offer certain key employees of Purple employment by the Company, subject to certain terms and conditions set forth in the Related Agreements. The Company will afford each employee of Purple continuing with Company following the Business Combination benefits consistent with Purple’s human resources policies.
•	The Company is required, as promptly as practicable, to prepare and file with the SEC a proxy statement for a special meeting of the Company’s stockholders to seek approval of the Transactions and offering to redeem shares of the Company from the Company’s public stockholders as required by the Company’s Certificate of Incorporation, and the applicable laws, rules and regulations of the SEC and the NASDAQ stock market. The Company is required to make drafts of the proxy statement available to Purple for review prior to mailing it to its stockholders, and to mail the proxy statement to its stockholders. The Company will make all filings required under applicable securities laws and regulations. The Company’s board of directors is also required to adopt board resolutions permitting certain officers and directors to acquire the Company’s common stock in accordance with certain rules under the Exchange Act.
•	The Company’s board of directors is required to recommend that its stockholders vote to approve the proposal to approve the Business Combination. The Merger Agreement permits the Company’s board of directors to effect a change of recommendation only in certain limited circumstances.

Mutual Covenants of the Parties

•	From the date of the Merger Agreement until the Closing, the parties to the Merger Agreement have agreed to execute and perform such acts and things as may be necessary in order to consummate the Transactions contemplated by the Merger Agreement.

•	From the date of the Merger Agreement until the Closing, the parties to the Merger Agreement have agreed to promptly proceed to prepare and file with the appropriate governmental entities all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the Transactions contemplated by the Merger Agreement.

•	Each party to the Merger Agreement has agreed to make and not delay all filings required by any antitrust law, at such party’s sole cost and expense. Each party will cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings and keep each party reasonably informed of any communication received by such party from governmental authorities.

•	In the event any claim, action, suit, investigation or other legal or administrative proceeding by any governmental entity or other person is commenced that questions the validity or legality of the Transactions contemplated by the Merger Agreement or seeks damages in connection therewith, the parties to the Merger Agreement have agreed to cooperate and use their reasonable best efforts to defend against and respond thereto or lift any order or injunction preventing the Business Combination.

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•	Each party has agreed to give prompt notice to the other of the occurrence or non-occurrence of (a) any event which is likely to cause any representation or warranty of such party to be untrue or inaccurate and (b) any failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under the Merger Agreement.

•	The parties have agreed that they have made their own investigation in connection with their decision to consummate the Business Combination and that they have had the opportunity to seek information from one another. The Company acknowledges that it has received certain projections, forecasts and estimates from Purple and that the Company is familiar with the uncertainties contained in such projections, forecasts and estimates. The Company will not assert any claim against Purple or its directors, officers, affiliates or advisors with respect to such projections, forecasts and estimates except with respect to a breach of a fundamental representation by the Company or for deceit or fraud by the preparer.

•	The parties agreed to cause the Company’s board of directors immediately after the closing to consist of seven directors: Terry Pearce, Tony Pearce and Sam Bernards, one person designated by the Company prior to the Closing, and three persons designated by Purple prior to the Closing, each of which shall qualify as independent directors under Nasdaq listing rules and otherwise meet certain other specified standards.

•	The parties agreed as to the use of the trust funds at the Closing.

•	The parties agreed that the Company is permitted to obtain tail directors and officers insurance covering periods prior to the Closing.

Transaction Expenses

All fees and expenses incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the Merger Agreement and the Transactions contemplated thereunder will be the obligation of the respective party incurring such fees and expenses.

Survival; Indemnification

The representations and warranties of the parties contained in the Merger Agreement will not survive the Closing, except that:

•	Purple’s representations and warranties regarding organization, capitalization, authority, execution, delivery and enforceability, certain intellectual properties matters, and brokers’ and finders’ fees will survive until 11:59 p.m. on the 30th day following the date of the audit report of the audited financial statements of the Company for the year ended December 31, 2018.
•	InnoHold’s representations and warranties regarding organization, authority and power, and brokers’ and finders’ fees will survive until 11:59 p.m. on the 30th day following the date of the audit report of the audited financial statements of the Company for the year ended December 31, 2018.

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All covenants and agreements contained in the Merger Agreement, the Related Agreements or in any certificate or other writing delivered pursuant thereto or in connection therewith will survive the Closing and will continue to remain in full force and effect in perpetuity after the date of Closing, unless they terminate earlier in accordance with their express terms.

InnoHold has agreed to customary indemnification obligations with respect to breaches of the representations and warranties described above. In any indemnification claims, the Parent Representative will represent the Purchaser.

Termination and Amendment

The Merger Agreement may be terminated and the Business Combination abandoned at any time prior to the Closing:

•	by mutual agreement of Purple and the Company;
•	by the Company or Purple if the Closing has not occurred by January 31, 2018; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;
•	by the Company or Purple if: (a) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Business Combination, or (b) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any governmental authority that would make consummation of the Closing illegal;
•	by the Company or Purple if the Company stockholder approval is not obtained at the Company’s stockholders meeting;
•	by the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Business Combination by any governmental authority, which would: (a) prohibit the Company’s ownership or operation of any portion of the business of Purple or its subsidiaries or (b) compel the Company or Purple to dispose of or hold separate all or any portion of the business or assets of the Company, Purple or their respective affiliates as a result of the Business Combination;
•	by the Company if there has been a material breach of any representation, warranty, covenant or agreement of Purple or InnoHold contained in the Merger Agreement such that the related conditions to the obligation of the Company to consummate the Business Combination would not be satisfied and such breach has not been cured within 30 calendar days after written notice thereof to Purple and InnoHold; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and provided further, however, that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, such that the conditions to Purple’s obligations to consummate the Business Combination would not be satisfied;
•	by the Company if at any time prior to obtaining the vote of the Company’s stockholders to approve the Business Combination, the board of managers of Purple or Purple is in material breach of certain covenants as to the operation of Purple’s business before the Closing;

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•	by the Company if at any time prior to obtaining the vote of the Company’s stockholders to approve the Business Combination, the board of directors of the Company or the Company is in material breach of any covenants as to the operation of the Company before the Closing;
•	by Purple if there has been a breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement such that the related conditions to the obligation of Purple to consummate the Business Combination would not be satisfied and such breach has not been cured within 30 calendar days after written notice thereof to the Company; provided, however, that no cure period will be required for a breach which by its nature cannot be cured; provided further however, that Purple or InnoHold is not then in material breach of any of its representations, warranties, covenants or agreements, contained in the Merger Agreement, such that the conditions to the Company and the Merger Sub’s obligations to consummate the Business Combination would not be satisfied;
•	by Purple if there has been a change in the recommendation by the Company’s board of directors regarding the approval of the proposals submitted to the Company’s stockholders; or
•	by Purple if there is any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Business Combination by any governmental authority which would prohibit InnoHold’s ownership or operation of any material portion of the business of the Company or compel InnoHold or the Company to dispose of or hold separate all or any material portion of the Company’s business or assets as a result of the Business Combination.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to confidentiality, expenses, publicity, termination, Trust Account waiver, termination, and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud, willful misconduct or intentional misrepresentation or for willful breach of the Merger Agreement prior to termination. There are no termination fees in connection with the termination of the Merger Agreement.

The Merger Agreement may be amended by the parties by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought, and in each case the Parent Representative. The Company or Purple and InnoHold may extend the time for performance or waive the obligations of the other.

Parent Representative

The Sponsor is serving as the Parent Representative under the Merger Agreement, and in such capacity will represent the Company’s stockholders (other than InnoHold) after the Closing with respect to certain matters under the Merger Agreement, including indemnification claims and Merger consideration adjustments, and the Related Agreements to which the Sponsor is a party in such capacity.

Trust Account Waiver

Purple and InnoHold each agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

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Related Agreements

Amended and Restated Limited Liability Company Agreement

Concurrently with the consummation of the Business Combination, the existing amended and restated limited liability company agreement of Purple will be further amended and restated in its entirety (as so amended and restated, the “Operating Agreement”). The Operating Agreement of Purple will provide for Class A Units and Class B Units, as described above.

The Class A Units will be voting common units of Purple entitled to share in the profits and losses of Purple and to receive distributions as and if declared by the board of managers of Purple.

The Class B Units will be entitled to share in the profits and losses of Purple and to receive distributions as and if declared by the board of managers of Purple and will have limited voting rights. The Class B Units, together with an equal number of shares of Class B Stock, will be exchangeable into shares of Class A Stock, pursuant to the terms of the Exchange Agreement (as defined below).

Exchange Agreement

Concurrently with the consummation of the Business Combination, the Company will enter into an exchange agreement with Purple and InnoHold (the “Exchange Agreement”), which will provide for the exchange of the Class B Units and shares of Class B Stock issued as Equity Consideration into shares of Class A Stock. The initial exchange ratio will be (i) one Class B Unit plus (ii) one share of Class B Stock for one share of Class A Stock, in each case subject to certain adjustments.

Holders of Class B Units will be able to elect to exchange all or any portion of their Class B Units (together with an equal number of shares of Class B Stock) for shares of Class A Stock by delivering a notice to Purple. However, the Class B Units (together with an equal number of shares of Class B Stock) may not be exchanged during the lock-up period under the Lock-Up Agreement (as described below). The exchange will occur automatically upon the occurrence of a change of control or sale of substantially all of the assets of the Company or Purple.

In certain cases, adjustments to the exchange ratio will occur in case of a split, reclassification, recapitalization, subdivision or similar transaction of or relating to the Class B Units or the shares of Class A Stock and Class B Stock or a transaction in which the Class A Stock is exchanged or converted into other securities or property. The exchange ratio will also adjust in certain circumstances when the Company acquires Class B Units other than through an exchange for its shares of Class A Stock.

The right of a holder of Class B Units to exchange may be limited by the Company if it reasonably determines in good faith that such restrictions are required by applicable law (including securities laws), such exchange would not be permitted under other agreements of such holder with the Company or its subsidiaries, including the Operating Agreement, or if such exchange would cause Purple to be treated as a “publicly traded partnership” under applicable tax laws.

The Company and each holder of Class B Units shall bear its own expense regarding the exchange except that the Company shall be responsible for transfer taxes, stamp taxes and similar duties.

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Tax Receivable Agreement

Concurrently with the consummation of the Business Combination and as a condition precedent for the Closing, the Company will enter into the Tax Receivable Agreement with InnoHold. Pursuant to the Tax Receivable Agreement, the Company will be required to pay InnoHold 80% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change of control of the Company) as a result of the increases in tax basis and certain other tax benefits related to the payment of the Cash Consideration pursuant to the Merger Agreement and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock. The Company would retain the remaining 20% of cash savings, if any, realized. All payments of tax savings to InnoHold will be the Company’s obligation, and not that of Purple.

In general, a cash tax savings results in a year when the tax liability of the Company for the year, computed without regard to the deductions attributable to the amortization of the basis step-up in Purple’s assets and other deductions that arise in connection with the payment of the Cash Consideration and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock, would be more than the tax liability for the year, taking into account such deductions.

Estimating the amount of payments that the Company may be required to make under the Tax Receivable Agreement is imprecise by its nature, because the actual increase in the Company’s share of Purple’s tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges of Class B Units (together with an equal number of shares of Class B Stock) for shares of Class A Stock, because the increase in the Company’s share of the basis in the assets of Purple, as well as the increase in any tax deductions, will be related to the price of the Class A Stock at the time of these exchanges;
•	the tax rates in effect at the time the Company utilizes the increased amortization and depreciation deductions; and
•	the amount and timing of the Company’s income, because the payment is based on the cash tax savings generated, in part, by the amortization of the basis step-up and if the Company does not have taxable income for a year, without taking into account the amortization generated by the exchanges, the Company generally will not be required to make payments under the Tax Receivable Agreement for that taxable year.

It is expected that, as a result of the size of the increases in the Company’s share of the tax basis of the tangible and intangible assets of Purple attributable to the Company’s interest therein, and assuming that there are no material changes in the relevant tax law, and that the Company earns sufficient taxable income to realize the full tax benefit of the increased depreciation and amortization of the Company’s assets, the payments that the Company makes under the Tax Receivable Agreement will likely be substantial and could have a material adverse effect on the Company’s financial condition. Were the IRS to either successfully challenge the tax basis increases described above or conduct an audit of the Company that results in a lower tax savings to it, the Company would not be reimbursed for any payments previously made under the Tax Receivable Agreement, but such payments would effectively offset any future tax savings payments that must be made under the Tax Receivable Agreement. As a result, in certain circumstances, the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual cash savings in income tax. The accelerated timing of payments and the increase in the Company’s tax liability without reimbursement could affect the cash available to the Company and could impact the Company’s ability to pay dividends.

In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, other forms of business combinations, liquidations, other changes of control or early terminations of the Tax Receivable Agreement we (or the Company’s successors’) would be obligated to make a payment to InnoHold in order to terminate the Tax Receivable Agreement. That payment would be based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement, that all of the remaining Class B Units would be deemed exchanged at that time and that the discount rate to for the net present value calculation of the tax benefits would be LIBOR plus 100 basis points. The Company would also be obligated to make such a payment if it is more than 90 days late in making any payment that is due under the Tax Receivable Agreement.

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Registration Rights Agreement

At the Closing, the Company will enter into a Registration Rights Agreement with InnoHold and the Purchaser Representative in substantially the form attached to the Merger Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, InnoHold will hold registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Stock issued in exchange for the Equity Consideration pursuant to the Exchange Agreement) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold will be entitled to make a written demand for registration under the Securities Act of all or part of the its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold will be entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, the Company will agree to indemnify InnoHold and certain persons or entities related to InnoHold, such as its officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and InnoHold will agree to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

Non-Competition and Non-Solicitation Agreements

Concurrently with the Closing, InnoHold and Tony Pearce and Terry Pearce, who together own a majority of InnoHold (collectively with InnoHold, the “Sellers”), will enter into a Non-Competition and Non-Solicitation Agreement in substantially the form attached to the Merger Agreement (the “Non-Competition Agreement”) of the Company, Purple and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”) relating to the Company’s business after the Business Combination. Pursuant to the Non-Competition Agreement, for a period from the Closing until three years thereafter (or if later, one year anniversary of the date on which the Sellers, their affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of the Company, Purple or any of their subsidiaries (the “Termination Date”)), each Seller and its affiliates will not, without the Company’s prior written consent, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of), an entity that engages in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (collectively, the “Business”) anywhere in the world, subject to certain specified exceptions for existing relationships. However, the Covered Parties (as defined below) and their affiliates will be permitted under the Non-Competition Agreement to own passive portfolio company investments of no more than 2% in a competitor of the Covered Parties, so long as the Sellers, their affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of the Covered Parties are not involved in the management or control of such competitor.

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Under the Non-Competition Agreement, during such restricted period, the Sellers and their affiliates will not, without the Company’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Sellers and their affiliates will also agree to not disparage the Covered Parties and to keep confidential and not use the confidential information of the Covered Parties, subject to certain specified exceptions.

Lock-Up Agreement

Concurrently with the consummation of the Business Combination, InnoHold will enter into a lock-up agreement with the Company and the Parent Representative (“Lock-Up Agreement”) with respect to the equity securities of both the Company and Purple to be received in the Business Combination (the “Restricted Securities”). Pursuant to the Lock-Up Agreement, InnoHold will agree that it will not, from the Closing until the earliest of (x) the one year anniversary of the Closing, (y) the date on which the last sale price of the Class A Stock (or any successor publicly traded common equity security) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (z) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange either equity holdings in us for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Restricted Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). However, InnoHold will be allowed to transfer any of its Restricted Securities under certain limited exceptions, including to affiliates, to family members or to its equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement. InnoHold will also be permitted to transfer the Restricted Securities pursuant to an underwritten public offering to which all of the parties to the Lock-Up Agreement shall have consented.

Sponsor Share Agreement

Concurrently with the consummation of the Business Combination, the Company, the Sponsor and InnoHold will enter into a Sponsor Share Agreement (the “Sponsor Share Agreement”), which will provide, among other things, that, upon and subject to the Closing (i) 1,293,750 of the founder shares owned by the Sponsor (or 33.3% of its 3,881,250 founder shares) will be forfeited by the Sponsor, and (ii) an additional 1,293,750 of the founder shares owned by the Sponsor (or 33.3% of the 3,881,250 founder shares) will not be transferred, sold, or otherwise disposed of or be hypothecated unless and until a Triggering Event (as defined below) has occurred. To the extent that a Triggering Event has not occurred on or prior to the eighth anniversary of the consummation of the Business Combination (the “Forfeiture Termination Date”), the Sponsor has agreed to forfeit such shares on the Forfeiture Termination Date.

Triggering Events include (i) the closing price of the Class A Stock being at or above $12.50 per share (subject to adjustment for stock splits, etc.) for 20 trading days over a 30 trading day period immediately preceding such day during the period from the Closing to the Forfeiture Termination Date (the “Contingent Period”), (ii) a Change of Control (as defined in the Sponsor Share Agreement); (iii) the Company engaging in a going private transaction pursuant to Rule 13e-3 of the Exchange Act or otherwise cease to be subject to reporting obligations under Section 13 or 15(d) of the Exchange Act; and (iv) the Class A Stock ceasing to be listed on a national securities exchange. Any shares that do not vest during the Contingent Period will be forfeited by the Sponsor at the expiration of such period.

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Agreement to Assign Sponsor Warrants

Concurrently with the consummation of the Business Combination, the Company, the Sponsor, InnoHold and Continental Stock Transfer & Trust Company will enter into an Agreement to Assign Sponsor Warrants (the “Assignment Agreement”), which provides, among other things, that, upon and subject to the Closing, the Sponsor will transfer to InnoHold 12,815,000 warrants to purchase 6,407,500 shares of the Company. The warrants were issued pursuant to a warrant agreement, dated July 29, 2015, by and between the Company and Continental Stock Transfer & Trust Company, the warrant agent thereunder. In addition, InnoHold has agreed that the Company may, at its option, redeem not less than all of such outstanding warrants at a price of $0.01 per warrant provided that (i) the last sales price of the Class A Stock reported is at or above $24.00 (subject to adjustment under the warrant agreement) for 20 trading days over a 30 trading day period ending on the third Business Day prior to the date on which notice of redemption is given and (ii) there is an effective registration statement covering shares of the Class A Stock issuable upon exercise of the warrants and a current prospectus relating thereto available for a 30-day period immediately prior to the redemption date or the Company has required the exercise of the warrants on a cashless basis pursuant to the warrant agreement.

Contingency Escrow Agreement

Concurrently with the consummation of the Business Combination, InnoHold, the Company, the Parent Representative and Continental Stock Transfer & Trust Company (the “Escrow Agent”) will enter into a contingency escrow agreement (the “Contingent Escrow Agreement”) pursuant to which, out of the consideration otherwise to be delivered to InnoHold under the Merger Agreement, the Company will deposit with the Escrow Agent 500,000 shares of Class B Stock and 500,000 Class B Units (together with any securities paid as dividends or distributions with respect with such shares or units) (collectively, the “Escrow Securities”). The Escrow Securities will be placed in the escrow account and may only be transferred or disposed of, along with any dividends or earning thereon, for indemnification of the Company, the Parent Representative and their respective successors and permitted assigns for specified matters, according to the procedures set forth under the Merger Agreement and the Contingent Escrow Agreement. InnoHold will be entitled to exercise voting rights with respect to the Escrow Securities while they are held in the escrow account.

Representations, Warranties and Covenants in the Merger Agreement and the Related Agreements

The Merger Agreement and the Related Agreements contain representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement, the date of the Related Agreements, or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the Merger Agreement and the Related Agreements among the respective parties thereto and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement and the Related Agreements. The representations, warranties and covenants in the Merger Agreement and the Related Agreements are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Promissory Note

The disclosure set forth below in Item 2.03 of this Current Report on Form 8-K regarding the unsecured promissory note, dated November 2, 2017 (the “Note”), which does not bear interest, issued by GPAC to the Sponsor, is incorporated by reference herein and is qualified in its entirety by reference to the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 1, 2017, GPAC issued the Note to the Sponsor. The Note permits borrowings by GPAC from time to time from the Sponsor in an aggregate principal amount of up to $1.0 million and includes a $50,000 capital commitment fee payable to the Sponsor. On November 2, 2017, GPAC borrowed $600,000 under the Note. GPAC intends to use the proceeds from such borrowings for ongoing operational expenses and certain other expenses in connection with the Business Combination. Under the Note, GPAC has the option to convert any unpaid balance into shares of the GPAC’s common stock based on a share price of $10.00 per share. The principal of the Note and the capital commitment fee will be repayable upon the earliest to occur of: (i) the consummation of the Business Combination, (ii)  February 28, 2018 and (iii) the date that the winding up of GPAC is effective.

The Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

A copy of the Note is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Note.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securites to be issued in connection with the Merger Agreement and the Transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, or other applicable Securities Act exemptions.

Item 8.01 Other Events.

On November 2, 2017, the Company issued a joint press release with Purple announcing the execution of the Merger Agreement. The joint press release of the Company and Purple is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

As previously disclosed, on January 11, 2017, the Company entered into an Agreement and Plan of Merger (the “Sequel Agreement”) by and among the Company, Sequel Acquisition, LLC, a wholly-owned subsidiary of the Company, Sequel Youth and Family Services, LLC (“Sequel”) and the other parties named therein. The Sequel Agreement provided for the Company to acquire Sequel in a business combination. In connection with the Sequel Agreement, in March 2017, the Company entered into a Confidentiality Agreement (the “Confidentiality Agreement”) with an investor in contemplation of the investor potentially providing additional financing for the Sequel business combination, which Confidentiality Agreement contained certain non-circumvention restrictions preventing the investor from discussing, negotiating or making a direct investment in Sequel without the Company’s consent. On May 19, 2017, the Company received notice from Sequel that Sequel terminated the Sequel Agreement. After the termination of the Sequel Agreement, the investor requested the Company to waive the non-circumvent restriction so that the investor could make a direct investment in Sequel, and the Company agreed to provide the waiver in exchange for a fee of $2,500,000 payable by Sequel upon the consummation of the investor’s investment in Sequel. On September 1, 2017, the investor consummated its investment in Sequel and the Company received the payment of $2,500,000, a portion of which was used to pay accrued liabilities in connection with its proposed business combination with Sequel, including $1,257,500 to repay the principal and accrued interest on a promissory note previously issued by the Company to the Sponsor.

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Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “may”, “seek,” “target” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include the timing of the Business Combination; the ability of GPAC and Purple to consummate the Transactions; the business plans, objectives, expectations and intentions of the parties once the Transactions are complete; and GPAC’s and Purple’s future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Purple or GPAC following the announcement of the proposed Business Combination and the other Transactions contemplated thereby; the inability to complete the proposed Business Combination or the other Transactions due to the failure to obtain approval of the stockholders of GPAC, or other conditions to Closing in the Merger Agreement; the inability to maintain the listing of GPAC’s common stock and warrants on The NASDAQ Capital Market or any other stock exchange following the proposed Business Combination; the risk that the proposed Business Combination or the other Transactions may disrupt current plans and operations as a result of the announcement and consummation of the Transactions described herein; the inability to recognize the anticipated benefits of the proposed Business Combination or the other Transactions, which may be affected by, among other things, competition and the inability of the combined business to grow and manage growth profitably; Purple’s ability to execute its plans to develop and market new products and the timing and costs of these development programs; Purple’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Purple’s products; the success of other competing cushioning and bedding technologies that exist or may become available; Purple’s ability to identify and integrate acquisitions; the performance of Purple’s products; rising costs adversely affecting Purple’s profitability; costs related to the proposed Business Combination or the other Transactions; the intense competition in the industry; the possibility that Purple or GPAC may be adversely affected by other economic, business, and/or competitive factors; the risk of loss of key personnel or inability to recruit talent; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by GPAC and Purple.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the proxy statement to be filed by GPAC with the SEC when available. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. GPAC and Purple disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Additional Information about the Transactions and Where to Find It

In connection with the Business Combination and the other Transactions, GPAC will file preliminary and definitive proxy statements with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of GPAC are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with GPAC’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination and the other Transactions because the proxy statements will contain important information about the Business Combination and the other Transactions and the parties to it. The definitive proxy statement will be mailed to stockholders of GPAC as of a record date to be established for voting on the Business Combination and the other Transactions. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Global Partner Acquisition Corp., c/o Andrew Cook, 1 Rockefeller Plaza, 11th Floor, New York, New York 10020, e-mail: info@globalpartnerac.com.

Participants in the Solicitation

GPAC, Purple, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of GPAC stockholders in connection with the Business Combination and the other Transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in GPAC of directors and officers of GPAC in GPAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 14, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to GPAC’s stockholders in connection with the Business Combination and the other Transactions will be set forth in the proxy statement for the Business Combination and the other Transactions when available. Information concerning the interests of GPAC’s and Purple’s participants in the solicitation, which may, in some cases, be different than those of GPAC and InnoHold generally, will be set forth in the proxy statement relating to the Business Combination and the other Transactions when it becomes available.

Disclaimer

This report shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2017	GLOBAL PARTNER ACQUISITION CORP.

	By:	/s/ Andrew Cook
	Name:	Andrew Cook
	Title:	Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of November 2, 2017, by and among Global Partner Acquisition Corp., Purple Innovation, LLC, PRPL Acquisition, LLC and other parties named therein.
10.1	Promissory Note, dated as of November 1, 2017, issued by Global Partner Acquisition Corp. to Global Partner Sponsor I LLC.
99.1	Press Release of the Company and Purple, dated November 2, 2017.

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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